FOR RELEASE ON OR AFTER: February 16, 2015

CONTACT:    John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

Regal Beloit Corporation Announces Fourth Quarter 2014 Financial Results

•	2014 Sales up 5% to a Record $3.3 Billion

•	Strong Free Cash Flow

•	Announced Acquisition of Emerson Power Transmission Solutions Business

•	2015 Guidance Represents ~25%-35% Adjusted EPS Growth over 2014

•	Goodwill and Long-Lived Asset Impairment of $146 Million, Net of Tax

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported a fourth quarter 2014 diluted loss per share of ($2.61), which included a charge of $3.27 per share for goodwill and long-lived asset impairments. Fourth quarter adjusted diluted earnings per share* were $0.82, which included (i) a negative $0.22 per share impact from a charge to accounts receivable related to the Company’s Venezuela operations, partially offset by (ii) an $0.11 per share net benefit of LIFO and other inventory reserves. The net effect of these two items was an adverse impact of $0.11 per share.

Key highlights for the fourth quarter 2014 financial results versus the year-ago period include:

•	Total net sales grew 7% to $776 million driven by organic growth of 3%, acquisition growth of 5% and a foreign currency translation decline of 1%.

•	Adjusted operating profit margin was relatively flat at 7.8%.

•	Net cash provided by operating activities increased 7%.

Fourth quarter segment highlights versus the year-ago period include:

•
Power Transmission net sales increased 13% to $68 million driven by strength in North America partially offset by weakness in EMEA. Adjusted operating profit margins increased from 11.0% to 12.3% primarily driven by leverage on higher volumes.

•
Commercial and Industrial Systems net sales increased 5% to $451 million. Acquisition growth of 8% was partially offset by a 2% decrease from foreign currency translation. North American motor sales grew mid-single digits but were offset by weakness in oil and gas and Asia Pacific. Adjusted operating profit margins decreased from 7.8% to 4.7% due primarily to the charge to accounts receivable related to our Venezuela operations.

•
Climate Solutions net sales increased 9% to $256 million due to positive market conditions and the SEER 13 pre-build. Adjusted operating profit margins increased from 7.2% to 11.9% due to leverage on higher volumes, net favorable LIFO and other inventory reserve adjustments and improvements from the simplification initiative.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“Recent changes in the global environment resulting from rapidly declining oil prices led us to further reduce our exposure in Venezuela, clouding what was otherwise a quarter operationally in line with our guidance,” said Regal Chairman and CEO Mark Gliebe. “We experienced strong organic growth in key end markets and we started to see benefits from our simplification initiative. At the end of the year, we announced the transformational acquisition of Emerson’s PTS business which will significantly contribute to 2015 earnings. Two weeks ago, we closed on the acquisition and quickly began our integration."

2015 Outlook

"We are executing on the three-year plan we laid out for investors in December 2014. Current business conditions give us confidence in our North American operations but unfavorable currency translation, uncertainty in Europe and a decline in oil and gas investments will be headwinds in 2015. Despite these challenges, we continue to expect our margin improvement initiatives will enable us to achieve the first year targets for our legacy businesses that we communicated in December. We expect 2015 adjusted diluted earnings per share to be in the range of $5.45 to $5.85, which includes accretion from the PTS acquisition,” continued Mr. Gliebe.

Conference Call

Management will hold a conference call to discuss the earnings release at 9:00 AM CST (10:00 AM EST) on Tuesday, February 17, 2015. Individuals who would like to participate by phone should dial 888-317-6003 and enter 3880424 when prompted. International callers should dial 412-317-6061 and enter 3880424 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to: http://www.videonewswire.com/event.asp?id=101366.

A telephone replay of the call will be available through May 18, 2015, at 877-344-7529, conference ID 10058928. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until May 18, 2015, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
http://www.videonewswire.com/event.asp?id=101366.

Regal Beloit Corporation is a leading manufacturer of electric motors, electrical motion controls, power transmission and power generation products serving markets throughout the world. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as the PTS acquisition, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; currency devaluations, non-payment of receivables, governmental restrictions such as price and margin controls, or other difficult operating conditions relating to our doing business in Venezuela; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on February 26, 2014 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Twelve Months Ended
	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013
Net Sales	$775.6	$727.3	$3,257.1	$3,095.7
Cost of Sales	587.5	549.3	2,459.8	2,312.5
Gross Profit	188.1	178.0	797.3	783.2
Operating Expenses	140.2	124.8	516.3	494.2
Goodwill Impairment	116.9	76.3	117.9	76.3
Asset Impairments and Other, Net	41.6	4.7	41.6	4.7
Total Operating Expenses	298.7	205.8	675.8	575.2
Income (Loss) From Operations	(110.6)	(27.8)	121.5	208.0
Interest Expense	8.6	10.5	39.1	42.4
Interest Income	2.5	1.8	7.9	4.9
Income (Loss) Before Taxes	(116.7)	(36.5)	90.3	170.5
Provision for (Benefit from) Income Taxes	(0.9)	(3.7)	54.2	44.5
Net Income (Loss)	(115.8)	(32.8)	36.1	126.0
Less: Net Income Attributable to Noncontrolling Interests	0.7	0.4	5.1	6.0
Net Income (Loss) Attributable to Regal Beloit Corporation	$(116.5)	$(33.2)	$31.0	$120.0
Earnings (Loss) Per Share Attributable to Regal Beloit Corporation:
Basic	$(2.61)	$(0.74)	$0.69	$2.66
Assuming Dilution	$(2.61)	$(0.74)	$0.69	$2.64
Cash Dividends Declared	$0.22	$0.20	$0.86	$0.79
Weighted Average Number of Shares Outstanding:
Basic	44.7	45.1	45.0	45.0
Assuming Dilution	44.7	45.1	45.3	45.4

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jan 3, 2015	Dec 28, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$334.1	$466.0
Trade Receivables, less Allowances of $11.6 million in 2014 and $11.5 million in 2013	447.5	463.8
Inventories	691.7	618.7
Prepaid Expenses and Other Current Assets	109.4	130.6
Deferred Income Tax Benefits	67.0	46.8
Total Current Assets	1,649.7	1,725.9

Net Property, Plant, Equipment and Noncurrent Assets	1,757.9	1,917.6
Total Assets	$3,407.6	$3,643.5

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$312.2	$304.6
Other Accrued Expenses	240.7	237.9
Current Maturities of Debt	8.4	158.4
Total Current Liabilities	561.3	700.9

Long-Term Debt	625.4	609.0
Other Noncurrent Liabilities	241.6	231.2
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,934.4	2,056.2
Noncontrolling Interests	44.9	46.2
Total Equity	1,979.3	2,102.4
Total Liabilities and Equity	$3,407.6	$3,643.5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(115.8)	$(32.8)	$36.1	$126.0
Adjustments to reconcile net income (loss) and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	35.1	33.4	138.7	128.5
Excess tax benefits from share-based compensation	(0.1)	(0.1)	(1.3)	(0.8)
Goodwill impairment	116.9	76.3	117.9	76.3
Asset impairment and other, net	41.6	4.7	41.6	4.7
Loss on disposition of assets, net	1.4	1.9	1.8	2.0
Share-based compensation expense	3.4	3.1	11.9	11.4
Loss on sale of consolidated joint venture	—	—	1.9	—
Loss on Venezuela currency devaluation	10.4	—	10.4	3.6
Gain on disposal of real estate	(11.9)	—	(13.9)	—
Change in operating assets and liabilities, net of acquisitions	(9.9)	(20.0)	(46.9)	(46.7)
Net cash provided by operating activities	71.1	66.5	298.2	305.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(23.1)	(17.3)	(83.6)	(82.7)
Net sales (purchases) of investment securities	8.0	1.0	(1.9)	0.7
Business acquisitions, net of cash acquired	—	(32.0)	(128.2)	(38.4)
Additions of equipment on operating leases	(0.1)	(4.7)	(4.6)	(8.3)
Proceeds received from disposal of real estate	11.5	—	11.5	—
Grants received for capital expenditures	—	—	—	1.6
Proceeds from sale of consolidated joint venture	0.2	—	0.9	—
Proceeds from sale of assets	0.9	—	1.0	1.7
Net cash used in investing activities	(2.6)	(53.0)	(204.9)	(125.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facility	(43.0)	—	17.0	—
Net proceeds (repayments) of short-term borrowings	0.5	(1.5)	0.2	(0.5)
Repayments of long-term debt	(0.3)	(0.1)	(150.4)	(55.9)
Dividends paid to shareholders	(9.8)	(9.0)	(37.8)	(35.1)
Payments of contingent consideration	(5.3)	—	(13.9)	—
Proceeds from the exercise of stock options	0.1	(0.8)	0.9	1.5
Excess tax benefits from share-based compensation	0.1	0.1	1.3	0.8
Repurchase of common stock	—	—	(35.0)	—
Distribution to noncontrolling interest	—	—	(0.3)	—
Purchase of subsidiary shares from noncontrolling interest	—	—	—	(1.7)
Net cash used in by financing activities	(57.7)	(11.3)	(218.0)	(90.9)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(4.0)	1.1	(7.2)	2.0
Net increase (decrease) in cash and cash equivalents	6.8	3.3	(131.9)	90.7
Cash and cash equivalents at beginning of period	327.3	462.7	466.0	375.3
Cash and cash equivalents at end of period	$334.1	$466.0	$334.1	$466.0

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013
Net Sales	$451.2	$431.2	$256.2	$235.9	$68.2	$60.2	$775.6	$727.3

Operating Margin	(18.7)%	(8.5)%	2.8%	6.1%	(49.1)%	(9.1)%	(14.2)%	(3.8)%
Adjusted Operating Margin Percentage	4.7%	7.8%	11.9%	7.2%	12.3%	11.0%	7.8%	7.9%

Components of Net Sales:
Organic Sales Growth	(1.9)%		9.2%		14.0%		3.0%
Acquisitions, Net Divestitures	8.1%		—%		—%		4.8%
Foreign Currency Impact	(1.6)%		(0.6)%		(0.6)%		(1.2)%

	Twelve Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013
Net Sales	$1,856.1	$1,746.6	$1,134.8	$1,098.6	$266.2	$250.5	$3,257.1	$3,095.7

Operating Margin	1.8%	4.7%	8.8%	9.9%	(4.4)%	6.7%	3.7%	6.7%
Adjusted Operating Margin Percentage	7.8%	8.8%	11.7%	10.3%	11.3%	11.6%	9.4%	9.6%

Components of Net Sales:
Organic Sales Growth	(0.2)%		3.5%		6.3%		1.6%
Acquisitions, Net Divestitures	7.4%		—%		—%		4.2%
Foreign Currency Impact	(0.9)%		(0.2)%		—%		(0.6)%

NON-GAAP MEASURES
Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. In addition, since our management often uses these non-GAAP financial measures to manage and evaluate our business, make operating decisions, and forecast our future results, we believe disclosing these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and forward looking) and adjusted operating profit margin.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and (ii) the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. We use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended		Twelve Months Ended
	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013
GAAP Diluted Earnings (Loss) Per Share	$(2.61)	$(0.74)	$0.69	$2.64
Goodwill Impairment[1]	2.56	1.55	2.55	1.55
Asset Impairments and Other, Net[1]	0.71	0.10	0.70	0.10
Venezuelan Currency Devaluation[2]	0.15	—	0.15	—
Purchase Accounting and Transaction Costs	0.09	0.02	0.14	0.02
Restructuring Costs	0.03	0.04	0.18	0.09
Gain on Disposal of Real Estate[3]	(0.20)	—	(0.23)	—
Loss on Divestiture Bankruptcy[4]	0.09	—	0.09	—
Loss on Sale of Joint Venture	—	—	0.04	—
Tax Benefit Attributable to Prior Year	—	—	—	(0.04)
Adjusted Diluted Earnings Per Share	$0.82	$0.97	$4.31	$4.36

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013
GAAP Income (Loss) from Operations	$(84.2)	$(36.7)	$7.1	$14.4	$(33.5)	$(5.5)	$(110.6)	$(27.8)
Goodwill Impairment[1]	99.7	64.2	6.1	—	11.1	12.1	116.9	76.3
Asset Impairments and Other, Net[1]	—	4.7	15.4	—	26.2	—	41.6	4.7
Venezuelan Currency Devaluation[2]	10.4	—	—	—	—	—	10.4	—
Purchase Accounting and Transaction Costs	0.7	1.6	—	—	4.4	—	5.1	1.6
Restructuring Costs	0.4	—	1.8	2.7	0.2	—	2.4	2.7
Gain on Disposal of Real Estate[3]	(11.9)	—	—	—	—	—	(11.9)	—
Loss on Divestiture Bankruptcy[4]	6.3	—	—	—	—	—	6.3	—
Adjusted Income from Operations	$21.4	$33.8	$30.4	$17.1	$8.4	$6.6	$60.2	$57.5

GAAP Operating Margin %	(18.7)%	(8.5)%	2.8%	6.1%	(49.1)%	(9.1)%	(14.2)%	(3.8)%
Adjusted Operating Margin %	4.7%	7.8%	11.9%	7.2%	12.3%	11.0%	7.8%	7.9%

ADJUSTED OPERATING INCOME

	Twelve Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013	Jan 3, 2015	Dec 28, 2013
GAAP Income (Loss) from Operations	$33.6	$81.9	$99.6	$109.2	$(11.7)	$16.9	$121.5	$208.0
Goodwill Impairment[1]	100.7	64.2	6.1	—	11.1	12.1	117.9	76.3
Asset Impairments and Other, Net[1]	—	4.7	15.4	—	26.2	—	41.6	4.7
Venezuelan Currency Devaluation[2]	10.4	—	—	—	—	—	10.4	—
Purchase Accounting and Transaction Costs	4.0	1.6	—	—	4.4	—	8.4	1.6
Restructuring Costs	1.6	2.2	11.4	4.0	0.2	—	13.2	6.2
Gain on Disposal of Real Estate[3]	(13.9)	—	—	—	—	—	(13.9)	—
Loss on Divestiture Bankruptcy[4]	6.3	—	—	—	—	—	6.3	—
Loss on Sale of Joint Venture	1.9	—	—	—	—	—	1.9	—
Adjusted Income from Operations	$144.6	$154.6	$132.5	$113.2	$30.2	$29.0	$307.3	$296.8

GAAP Operating Margin %	1.8%	4.7%	8.8%	9.9%	(4.4)%	6.7%	3.7%	6.7%
Adjusted Operating Margin %	7.8%	8.8%	11.7%	10.3%	11.3%	11.6%	9.4%	9.6%
_______________________________
1 In the course of conducting its annual goodwill impairment analysis for 2014, management concluded that impairment expenses of $116.9 million for goodwill and $41.6 million for long-lived assets were required in the fourth quarter due primarily to the sharp decline in the price of oil and other commodities. The after-tax impact was $3.27 per share. These amounts are subject to finalization.

2 Effective January 3, 2015, the Company changed the exchange rate it applies to Bolivar denominated transactions from 6.3 to 51.0 per U.S. dollar, which is in line with the SICAD II exchange rate resulting in a $10.4 million devaluation charge. Management believes that this devalued rate best represents the economics of the Company’s business activity in Venezuela as of that date.

3 Represents gain on the sale of a facility in China that was recently relocated to a new plant in Wuxi.

4 In the fourth quarter of 2014, the company that purchased the divested pool and spa motor business from the Company in 2011 filed for bankruptcy resulting in accounts receivable and inventory write offs totaling $6.3 million, of which $1.5 million was recorded in cost of goods sold and $4.8 million was recorded in operating expense.

RECONCILIATION OF 2015 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2015 GAAP EPS Annual Guidance	$4.91	$5.31
Restructuring	0.21	0.21
Purchase Accounting and Transaction Costs	0.33	0.33
2015 Adjusted EPS Annual Guidance	$5.45	$5.85